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                                                                    EXHIBIT 10.2

                        FORM OF TAX ALLOCATION AGREEMENT

                  This TAX ALLOCATION AGREEMENT is dated as of [ ], 1996, among THE DUN & BRADSTREET CORPORATION, a Delaware corporation ("D&B"), COGNIZANT CORPORATION, a Delaware corporation ("Cognizant"), and ACNIELSEN CORPORATION, a Delaware corporation ("ACNielsen") (collectively, the "Parties").

                  WHEREAS, as of the date hereof, D&B is the common parent of an affiliated group of domestic corporations within the meaning of Section 1504(a) of the Code, including members of the Cognizant Group (as defined below) and members of the ACNielsen Group (as defined below), and the members of the affiliated group have heretofore joined in filing consolidated federal income tax returns;

                  WHEREAS, D&B proposes to distribute all of the outstanding stock of Cognizant and ACNielsen to its stockholders (the "Distribution") and, as a result of the Distribution, the Cognizant Group and the ACNielsen Group will not be included in the consolidated Federal income tax return of D&B for the portion of the year following the Distribution or in future years;

                  WHEREAS, D&B, Cognizant and ACNielsen have entered into an agreement (the "Distribution Agreement") to, among other things, allocate certain assets and to allocate and assign responsibility for certain liabilities of the present D&B and its present and former subsidiaries; and

                  WHEREAS, D&B, Cognizant and ACNielsen desire to allocate the tax burdens and benefits of transactions which occurred on or prior to the Distribution Date and to provide for certain other tax matters, including the assignment of responsibility for the preparation and filing of tax returns, the payment of taxes, and the prosecution and defense of any tax controversies;

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I. DEFINITIONS

                  SECTION 1.1. General. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "ACNielsen" shall mean ACNielsen Corporation, a Delaware corporation.

                  (b) "ACNielsen Business" shall mean the businesses of the members of the ACNielsen Group, as conducted at any time
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prior to, on or after the Distribution Date. Notwithstanding the foregoing, the
ACNielsen Businesses shall not include (i) any activities or operations primarily related to, arising out of or resulting from any business terminated or divested prior to the Distribution Date; or (ii) any of the businesses listed on Schedule 1.1(b).

                  (c) "ACNielsen Common Shares" shall mean all the outstanding shares of common stock of ACNielsen, together with the appurtenant share purchase rights.

                  (d) "ACNielsen Group" shall mean ACNielsen and each corporation, partnership, limited liability company, or other entity contemplated to remain or become a Subsidiary of ACNielsen pursuant to the Distribution Agreement.

                  (e) "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Distribution Agreement, the Conveyancing and Assumption Instruments, the Employee Benefits Services and Liability Agreement, the Shared Transaction Services Agreement, the Transition Services Agreement, the Data Processing Agreement and the Intellectual Property Agreements.

                  (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  (g) "Cognizant" shall mean Cognizant Corporation, a Delaware corporation.

                  (h) "Cognizant Business" shall mean the businesses of the members of the Cognizant Group, as conducted at any time prior to, on or after the Distribution Date. Notwithstanding the foregoing, the Cognizant Businesses shall not include (i) any activities or operations primarily related to, arising out of or resulting from any business terminated or divested prior to the Distribution Date; or (ii) any of the businesses listed on Schedule 1.1(h).

                  (i) "Cognizant Common Shares" shall mean all the outstanding shares of common stock of Cognizant, together with the appurtenant share purchase rights.

                  (j) "Cognizant Group" shall mean Cognizant and each corporation, partnership, limited liability company, or other entity contemplated to remain or become a Subsidiary of Cognizant pursuant to the Distribution Agreement.

                  (k) "Consolidated Return" shall mean the consolidated federal income tax return of D&B for the period commencing on January 1, 1996, and including the members of the ACNielsen Group
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and the members of the Cognizant Group through the Distribution Date.

                  (l) "Controlled Entity" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

                  (m) "D&B" shall mean The Dun & Bradstreet Corporation, a Delaware corporation.

                  (n) "D&B Business" shall mean each and every business conducted at any time by D&B or any Subsidiary of D&B except a Cognizant Business or an ACNielsen Business.

                  (o) "D&B Common Stock" shall mean the shares of common stock, par value $1.00 per share, of D&B.

                  (p) "D&B Group" shall mean D&B and each person (other than a member of the Cognizant Group or the ACNielsen Group) that is a Subsidiary of D&B.

                  (q) "Deferred Compensation Deduction" shall mean a deduction with respect to deferred compensation payments and/or the exercise of stock options in D&B by any former employee of the Old D&B Group if such deduction is disallowed for a member of the D&B Group and may be claimed by any member of the Cognizant Group or any member of the ACNielsen Group.

                  (r) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of D&B Common Stock as of the Distribution Record Date of (i) the Cognizant Common Shares owned by D&B on the basis of one Cognizant Common Share for each outstanding share of D&B Common Stock and (ii) the ACNielsen Common Shares owned by D&B on the basis of one ACNielsen Common Share for each three outstanding share of D&B Common Stock.

                  (s) "Distribution Agreement" shall have the meaning as defined in the recitals hereto.

                  (t) "Distribution Date" shall mean such date as may hereafter be determined by D&B's Board of Directors as the date as of which the Distribution shall be effected.

                  (u) "Distribution Record Date" shall mean such date as may hereafter be determined by D&B's Board of Directors as the record date for the Distribution.
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                  (v) "Final Determination" shall mean the final resolution of liability for any Tax for any taxable period, including any related interest or penalties, by or as a result of: (i) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction; (ii) a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreement under the laws of other jurisdictions which resolves the entire tax liability for any taxable period; (iii) any allowance of a refund or credit in respect of an overpayment of tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

                  (w) "Foreign Tax Agreement" shall have the meaning as defined in Section 6.2.

                  (x) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  (y) "Included Party" shall have the meaning as defined in
Section 2.1.

                  (z) "Income Taxes" shall mean any federal, state or local Taxes determined by reference to income or imposed in lieu of income taxes, such as taxes based on net worth or gross receipts.

                  (aa) "Indemnifying Party" shall have the meaning as defined in
Section 3.6.

                  (ab) "Indemnitee" shall have the meaning as defined in Section 3.6.

                  (ac) "IRS" shall mean the Internal Revenue Service.

                  (ad) "Nonperforming Party" shall have the meaning as defined in Section 5.2.

                  (ae) "Old D&B Consolidated Group" shall mean D&B and all of the direct and indirect Subsidiaries of D&B prior to the Distribution Date that joined in or were eligible to join the Consolidated Return or any Prior Period Consolidated Return.

                  (af) "Old D&B Group" shall mean D&B and all of its Subsidiaries (direct and indirect, domestic and foreign) prior to the Distribution.

                  (ag) "Other Taxes" shall mean any federal, state or local Taxes other than Income Taxes.
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                  (ah) "Parties" shall have the meaning as defined in the
recitals hereto.

                  (ai) "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  (aj) "Preparing Party" shall have the meaning as defined in
Section 2.1.

                  (ak) "Prior Period Consolidated Return" shall mean any consolidated tax return of D&B filed, or to be filed, for years prior to the Consolidated Return year.

                  (al) "Reorganization Tax Payment" shall mean the payment of any Tax for which Cognizant or D&B is liable pursuant to Section 3.3 of this Agreement and the imposition and/or payment of which will permit another Party or any Subsidiary to increase deductions, losses or tax credits or decrease income, gains or recapture of tax credits for any taxable period or periods beginning after or including but not ending on the Distribution Date.

                  (am) "Reorganizations" shall mean the series of contributions and distributions of Controlled Entities and assets, transfers and assumptions of liabilities, and other transactions whereby the D&B Group, the ACNielsen Group and the Cognizant Group are formed and all other Controlled Entities of D&B prior to the Distribution are placed under the control of the appropriate parent corporation(s) in preparation for the Distribution.

                  (an) "Separate Business Foreign Taxes" shall have the meaning as defined in Section 3.1(d).

                  (ao) "Separate Company Income Tax Item" shall mean any item or position reported or reportable on a state or local Income Tax Return other than those items determined by the D&B corporate office and allocated by the corporate office to the operating division or entity filing such Income Tax Return.

                  (ap) "Subpart F Income" shall have the meaning as defined in
Section 3.5.

                  (aq) "Subsidiary" shall mean any entity of which another entity's ownership satisfies the 80-percent voting and value test defined in
Section 1504(a)(2) of the Code, whether directly or indirectly.

                  (ar) "Tax" or "Taxes" whether used in the form of a noun or adjective, shall mean taxes on or measured by income, franchise, gross receipts, sales, use, excise, payroll, personal property, real property, ad-valorem, value-added, leasing,
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leasing use or other taxes, levies, imposts, duties, charges or withholdings of any nature. Whenever the term "Tax" or "Taxes" is used (including, without limitation, regarding any duty to reimburse another party for indemnified taxes or refunds or credits of taxes) it shall include penalties, fines, additions to tax and interest thereon.

                  (as) "Tax Benefit" shall mean the sum of the amount by which the tax liability (after giving effect to any alternative minimum or similar tax) of a corporation or group of affiliated corporations to the appropriate taxing authority is reduced (including, without limitation, by deduction, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest from such government or jurisdiction relating to such tax liability.

                  (at) "Tax Item" shall mean any item of income, capital gain, net operating loss, capital loss, deduction, credit or other tax attribute relevant to the calculation of a Tax liability.

                  (au) "Tax Returns" shall mean all reports or returns (including information returns) required to be filed or that may be filed for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether domestic or foreign).

                  (av) "Timing Adjustment" shall mean any adjustment which (x) decreases deductions, losses or credits or increases income (including any increases in income where no income was previously reported), gains or recapture of tax credits for the period in question, and for which D&B is liable pursuant to this Agreement, and (y) will permit any member of the ACNielsen Group or any member of the Cognizant Group to increase deductions, losses or tax credits or decrease income, gains or recapture of tax credits for any taxable period or periods beginning after or including but not ending on the Distribution Date.

                  SECTION 1.2. References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.
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ARTICLE II. PREPARATION AND FILING OF TAX RETURNS

                  SECTION 2.1. Manner of Preparation.

                  (a) All Tax Returns filed after the Distribution Date shall be prepared on a basis that is consistent with the rulings obtained from the IRS or any other Governmental Authority in connection with the Reorganizations or Distribution (in the absence of a controlling change in law or circumstances) and shall be filed on a timely basis (including pursuant to extensions) by the party responsible for such filing under this Agreement. In the absence of a controlling change in law or circumstances and unless deviation from past practice would have no adverse effect on any of the Parties, all Tax Returns filed after the date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, assumptions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed; provided, however, that a party filing any Tax Return that does not conform to such past practices shall not be liable for any additional Tax liability imposed, in whole or in part, as a result of such deviation from past practice if: (i) for Tax Returns filed within three years of the Distribution Date, 30 days prior to the filing of such Tax Return, the party filing such Tax Return notifies all parties that may be adversely affected; and (ii) the party filing such Tax Return establishes that conformity with past practice involves a significant risk of the imposition of a penalty. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for its preparation; provided, however, that to the extent a party (or any of its businesses) is included in a Tax Return prepared by another party (the "Preparing Party"), the party not responsible for preparing the Tax Return (the "Included Party") shall have the right to review and comment on such Tax Return prior to the filing thereof in the following manner:

                  (i) The Preparing Party shall submit any part of such Tax Return relating to the Included Party to the Included Party at least 21 days prior to the date on which such Tax Return is due (including extensions). The Included Party shall submit its comments to the Preparing Party within 10 days of receipt of the relevant portions of such Tax Return. The Preparing Party shall alter such Tax Return to reflect the comments of the Included Party unless the Preparing Party reasonably believes that such alteration would have an adverse impact upon the Preparing Party.

                  (b) Unless otherwise required by the IRS, any Governmental Authority or a court, the Parties hereby agree to file all Tax Returns, and to take all other actions, in a manner consistent with the position that the last day on which any member of the ACNielsen Group and any member of the Cognizant Group was included in the Old D&B Consolidated Group is the
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Distribution Date. For any period that includes but does not end on the
Distribution Date, to the extent permitted by law or administrative practice, the taxable year of each member of the Old D&B Consolidated Group and any group of such members shall be treated as closing on the Distribution Date. If a taxable year of any member of the Old D&B Consolidated Group or any group or other combination of such members that begins on or before and ends after the Distribution Date is not treated under the previous sentence as closing on the Distribution Date, it will be treated for purposes of this Agreement as if the member or group had a taxable year that ended on the Distribution Date, except that Tax Items that are calculated on an annual basis shall be apportioned on a time basis.

                  SECTION 2.2.  Predistribution Tax Returns.

                  (a) All consolidated federal Income Tax Returns of the Old D&B Consolidated Group, as well as any separate, non-consolidated federal Income Tax Returns of any member of the Old D&B Group, that are required to be filed for periods beginning before the Distribution Date shall be prepared and filed by D&B.

                  (b) All state and local Income Tax Returns of any member of the Old D&B Consolidated Group that may be or are required to be filed for periods beginning before the Distribution Date shall be prepared and filed by D&B.

                  (c) All Tax Returns for Other Taxes of any member of the Old D&B Consolidated Group that may be or are required to be filed for any period beginning before the Distribution Date shall be prepared and filed by ACNielsen if they relate to an ACNielsen Business, by Cognizant if they relate to a Cognizant Business, and by D&B if they relate to a D&B Business. If any such Tax Return relates to businesses of more than one of the Parties, then the entity that filed the corresponding Tax Return for the most recent period for which such a Tax Return has been filed, or, if no such corresponding Tax Return has been filed, the appropriate entity in accordance with local law or custom, shall prepare and file such Tax Return.

                  (d) All foreign Tax Returns that are required to be filed by or relating to any member of the Old D&B Group for periods beginning before the Distribution Date shall be prepared and filed by the entity that filed the corresponding Tax Return for the most recent period for which such a Tax Return has been filed, or, if no such corresponding Tax Return has been filed, by the appropriate entity in accordance with local law or custom.

                  SECTION 2.3.  Post-Distribution Tax Returns.

                  (a) The filing of all Tax Returns for periods beginning on or after the Distribution Date shall be the responsibility of D&B if they relate to the D&B Group or any
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member thereof, shall be the responsibility of ACNielsen if they relate to the
ACNielsen Group or any member thereof, and shall be the responsibility of Cognizant if they relate to the Cognizant Group or any member thereof.

                  (b) In the case of any partnership in which a member of the Old D&B Consolidated Group is the designated tax matters partner, such entity shall continue to be responsible for the preparation and filing of such partnership's Tax Returns.

ARTICLE III.  PAYMENT OF TAXES

                  SECTION 3.1. Predistribution Taxes.

                  (a) D&B shall be liable for and shall pay all Taxes due (or receive all refunds) in connection with the filing of the Old D&B Consolidated Group's consolidated federal Income Tax Return, as well as any separate, non-consolidated federal Income Taxes of any member of the Old D&B Group, for all taxable periods beginning before the Distribution Date.

                  (b) Except to the extent provided below, D&B shall be liable for and shall pay to the relevant taxing authority all state and local Income Taxes (or receive all refunds) for any taxable periods for which D&B has filing responsibility under Section 2.2(b) of this Agreement, including any audit adjustments to such Taxes. To the extent that any Tax Return for such state and local Income Taxes includes Income Taxes relating to a business of Cognizant or ACNielsen, the Included Party shall prepare and deliver to D&B, at least 90 days prior to the due date (including extensions) of such Tax Return, a true and correct accounting of all relevant Tax Items relating to the Included Party's business.

                  (i)  Straddle Periods.

                  (A) In the case of any such taxable period that does not end on or before the Distribution Date, ACNielsen shall also provide D&B, at least 90 days prior to the due date (including extensions) of the relevant Tax Return, with a true and correct accounting of all relevant Tax Items and corresponding Taxes of each member of the ACNielsen Group as if the taxable period for such entity began immediately after the Distribution Date (using the principles provided in Section 2.1(b) of this Agreement) and ACNielsen shall be liable for and shall pay to D&B any such Taxes attributable to such period, including any audit adjustments to such Taxes.

                  (B) In the case of any such taxable period that does not end on or before the Distribution Date, Cognizant shall also provide D&B, at least 90 days prior to the due date (including extensions) of the relevant Tax Return, with a true and correct accounting of all relevant Tax Items and corresponding Taxes of
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each member of the Cognizant Group as if the taxable period for such entity began immediately after the Distribution Date, (using the principles provided in Section 2.1(b) of this Agreement) and Cognizant shall be liable for and shall pay to D&B any such Taxes attributable to such period, including any audit adjustments to such Taxes.

                  (ii)  Adjustments to Separate Company Income Tax Items.

                  (A) If an audit adjustment to any separate, non-consolidated state or local Income Tax Return of a member of the ACNielsen Group for any period beginning prior to the Distribution Date is made by the state or local governmental authority and relates to a Separate Company Income Tax Item, then ACNielsen shall be liable for such audit adjustment.

                  (B) If an audit adjustment to any separate, non-consolidated state or local Income Tax Return of a member of the Cognizant Group for any period beginning prior to the Distribution Date is made by the state or local governmental authority and relates to a Separate Company Income Tax Item, then Cognizant shall be liable for such audit adjustment.

                  (c) The entity responsible for the filing of any Tax Return for Other Taxes pursuant to Section 2.2(c) shall pay to the relevant taxing authority all Other Taxes due or payable (or receive all refunds) in connection therewith; provided, however, that each of the Parties shall be liable for all Other Taxes (or be entitled to receive all refunds) for all periods prior to the Distribution Date, including audit adjustments thereto, relating to such Party's businesses. To the extent any Tax Return for such Other Taxes includes Other Taxes relating to a business other than the Preparing Party's businesses, the Included Party shall prepare and deliver to the Preparing Party, at least 90 days prior to the due date (including extensions) of such Tax Return, a true and correct accounting of all relevant Tax Items and corresponding Taxes relating to the Included Party's business and shall pay the Preparing Party the amount of any such Other Taxes attributable to the Included Party's business at that time.

                  (d) Except as provided in Schedule 3.1(d), the entity responsible for the filing of any foreign Tax Return pursuant to Section 2.2(d) shall pay to the relevant taxing authority all Taxes due or payable (or receive all refunds) in connection therewith; provided, however, that each of the Parties shall be liable for all foreign Taxes (or be entitled to receive all refunds) for all taxable periods beginning prior to the Distribution Date, including audit adjustments thereto, relating to such Party's businesses. To the extent any foreign Tax Return includes Taxes relating to a business other than the Preparing Party's business, the Included Party shall prepare and deliver to the Preparing Party, at least 90 days prior to the due date (including extensions) of such foreign Tax Return, a true and correct accounting of all relevant Tax Items and corresponding
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Taxes relating to the Included Party's business for the taxable period
("Separate Business Foreign Taxes") and shall pay the Preparing Party the amount of any such Separate Business Foreign Taxes at that time.

                  (i) Separate Business Foreign Taxes shall be calculated as if the Included Party's business were a separate taxpayer for the relevant taxable period. All such calculations shall be based upon the business's actual tax attributes for the relevant taxable period, including the use of the business's tax attributes (such as losses or credits) from prior periods that are not otherwise utilized and that are carried over to the relevant taxable period under local law.

                  (ii) Tax items that relate to or arise out of the tax planning of the group of entities or businesses included in the relevant foreign Tax Return as a whole rather than any separate entity or business shall not be included in the calculation of Separate Business Foreign Taxes.

                  (iii) If the total liability for Taxes reported as due and payable on the relevant foreign Tax Return exceeds or is less than the total of the Separate Business Foreign Taxes for all businesses included in such foreign Tax Return, then the cost or benefit of any net difference shall be allocated to each business in proportion to the amount of taxable income generated by such business.

                  (iv) Notwithstanding any statement to the contrary in this
Section 3.1(d), the Separate Business Foreign Taxes of any entity shall not exceed the total liability for Taxes reported as due and payable on the relevant foreign Tax Return.

                  (v) In the event of any Final Determination upholding an audit adjustment to the amount of foreign Taxes reported as due and payable on the relevant foreign Tax Return, Separate Business Foreign Taxes shall be recalculated to incorporate any such adjustment.

                  SECTION 3.2. Post-Distribution Taxes. Unless otherwise provided in this Agreement:

                  (a) D&B shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning on or after the Distribution Date that are attributable to the D&B Group or any member thereof;

                  (b) Cognizant shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning on or after the Distribution Date that are attributable to the Cognizant Group or any member thereof;

                  (c) ACNielsen shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect
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to periods beginning on or after the Distribution Date that are attributable to the ACNielsen Group or any member thereof.

                  SECTION 3.3. Restructuring Taxes. Notwithstanding any statement to the contrary in this Agreement and except as otherwise provided in the Distribution Agreement, to the extent that any Taxes are found to arise out of the Reorganizations, then any such Tax liability incurred by the Parties (or any of their Subsidiaries) shall be the responsibility of D&B.

                  SECTION 3.4.  Gain Recognition Agreements.

                  (a) In the event that the Cognizant Group transfers, liquidates or otherwise disposes of the stock or assets of any entity listed on
Schedule 3.4(a) and such transfer, liquidation or disposition results in the D&B Group recognizing gain pursuant to a gain recognition agreement under Section 367(a) of the Code, then Cognizant shall be liable for any resulting Taxes, including interest, that any member of the D&B Group is required to pay.

                  (b) In the event that the ACNielsen Group transfers, liquidates or otherwise disposes of the stock or assets of any entity listed on
Schedule 3.4(b) and such transfer, liquidation or disposition results in the D&B Group recognizing gain pursuant to a gain recognition agreement under Section 367(a) of the Code, then ACNielsen shall be liable for any resulting Taxes, including interest, that any member of the D&B Group is required to pay.

                  SECTION 3.5. Subpart F Inclusions.

                  (a) If income earned by any foreign member of the Cognizant Group is required to be included in the United States federal income tax return of any member of the Cognizant Group pursuant to Subpart F of the Code ("Subpart F Income"), then D&B shall be liable for the Taxes attributable to the portion of such income generated while such foreign member of the Cognizant Group was a member of the Old D&B Group. The portion of such income which shall be considered attributable to the period in which such foreign member was a member of the Old D&B Group shall be computed as if the foreign member's taxable year ended on the Distribution Date.

                  (b) If income earned by any foreign member of the ACNielsen Group constitutes Subpart F Income of any member of the ACNielsen Group, then D&B shall be liable for the Taxes attributable to the portion of such income generated while such foreign member of the ACNielsen Group was a member of the Old D&B Group. The portion of such income which shall be considered attributable to the period in which such foreign member was a member of the Old D&B Group shall be computed as if the foreign member's taxable year ended on the Distribution Date.

                  (c) The amount payable by D&B pursuant to this Section 3.5 shall not exceed the actual Taxes payable with respect to
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such Subpart F Income minus any foreign tax credits attributable to such Subpart
F Income.

                  SECTION 3.6. Indemnification.

                  (a) Indemnification by D&B. D&B shall indemnify, defend and hold harmless Cognizant and ACNielsen (and their respective affiliates) from and against any and all Tax liabilities allocated to D&B by this Agreement.

                  (b) Indemnification by Cognizant. Cognizant shall indemnify, defend and hold harmless D&B and ACNielsen (and their respective affiliates) from and against any and all Tax liabilities allocated to Cognizant by this Agreement.

                  (c) Indemnification by ACNielsen. ACNielsen shall indemnify, defend and hold harmless D&B and Cognizant (and their respective affiliates) from and against any and all Tax liabilities allocated to ACNielsen by this Agreement.

                  (d)  Indemnity Payments.

                  (i) To the extent that one party (the "Indemnifying Party") owes money to another party (the "Indemnitee") pursuant to this Section 3.6, the Indemnitee shall, within 14 days after receiving the Indemnifying Party's calculations (as specified in Sections 3.1(b), 3.1(c) and 3.1(d)), submit to the Indemnifying Party the Indemnitee's calculations of the amount required to be paid pursuant to this Section 3.6, showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. The Indemnifying Party shall pay the Indemnitee, no later than 30 days prior to the due date (including extensions) of the relevant Tax Returns or 14 days after the Indemnifying Party receives the Indemnitee's calculations, the amount for which the Indemnifying Party is required to pay or indemnify the Indemnitee under this Section 3.6. The Indemnifying Party shall have the right to disagree with the Indemnitee's calculations. Any dispute regarding such calculations shall be resolved in accordance with Section 5.4 of this Agreement.

                  (ii) All indemnity payments shall be calculated on a pre-tax basis and shall be treated as contributions to capital and/or dividends immediately prior to the Distribution.

ARTICLE IV. TAX ATTRIBUTES, TIMING ADJUSTMENTS AND
            REORGANIZATION TAX PAYMENTS

                  SECTION 4.1. Carrybacks. In the event of the realization of any deduction, loss or credit by a party for any taxable period beginning on or after the Distribution Date, the party realizing such deduction, loss or credit may, in its sole discretion, and to the extent permitted under applicable tax law, elect not to carry back such deduction, loss or credit. To the extent any amount is carried back and used by D&B for a taxable period beginning prior to the Distribution Date, D&B shall not be obligated to make any payment regarding such carryback.

                  SECTION 4.2. Deductions or Credits. Except as provided in
Section 4.3, none of the Parties shall be obligated to make a payment to another party as a result of utilizing a net operating loss, credit or similar tax attribute arising in a period beginning prior to the Distribution Date.

                  SECTION 4.3. Timing Adjustments, Reorganization Tax Payments, and Deferred Compensation Deductions.

                  (a) If an audit or other examination of any federal, state or local Tax Return (x) for any period beginning prior to the Distribution Date shall result (by settlement or otherwise) in a Timing Adjustment in favor of the ACNielsen Group or any member thereof or the Cognizant Group or any member thereof, or (y) for any taxable period shall result (by settlement or otherwise) in a Deferred Compensation Deduction in favor of the ACNielsen Group or any member thereof or the Cognizant Group or any member thereof, or if any Reorganization Tax Payment in favor of the ACNielsen Group or any member thereof or the Cognizant Group or any member thereof is made by D&B, then:

                  (i) D&B shall notify ACNielsen or Cognizant, as the case may be, and shall provide ACNielsen or Cognizant with adequate information so that it can reflect on the appropriate Tax Returns any resulting increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits;

                  (ii) ACNielsen or Cognizant, as the case may be, shall pay D&B the amount of any Tax Benefit that results from such Timing Adjustment, Reorganization Tax Payment, or Deferred Compensation Deduction within 30 days of the date such Tax Benefits are realized;

                  (iii) Notwithstanding the foregoing, ACNielsen or Cognizant, as the case may be, shall only be required to take steps to obtain such Tax Benefit or to pay D&B if, in the opinion of ACNielsen's or Cognizant's tax counsel, which counsel shall be reasonably acceptable to D&B, the reporting of such Tax Benefit shall not subject ACNielsen or Cognizant to the imposition of a penalty.

                  (b) If any Reorganization Tax Payment in favor of the ACNielsen Group or any member thereof or the D&B Group or any member thereof is made by Cognizant, then:

                  (i) Cognizant shall notify ACNielsen or D&B, as the case may be, and shall provide ACNielsen or D&B with adequate information so that it can reflect on the appropriate Tax Returns any resulting increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits;

                  (ii) ACNielsen or D&B, as the case may be, shall pay Cognizant the amount of any Tax Benefit that results from such Reorganization Tax Payment within 30 days of the date such Tax Benefits are realized.

                  (iii) Notwithstanding the foregoing, ACNielsen or D&B, as the case may be, shall only be required to take steps to obtain such Tax Benefit or to pay Cognizant if, in the opinion of ACNielsen's or D&B's tax counsel, which counsel shall be reasonably acceptable to Cognizant, the reporting of such Tax Benefit shall not subject ACNielsen or D&B to the imposition of a penalty.

                  (c) Realization of Tax Benefits.

                  (i) For purposes of this Section 4.3, a Tax Benefit shall be deemed to have been realized at the time any refund of Taxes is received or applied against other Taxes due, or at the time of filing of a Tax Return (including any Tax Return relating to estimated Taxes) on which a loss, deduction or credit is applied in reduction of Taxes which would otherwise be payable; provided, however, that where a party has other losses, deductions, credits or similar items available to it, such deductions, credits or similar items of such party may be applied prior to the use of any Timing Adjustment, Reorganization Tax Payment, or Deferred Compensation Deduction.

                  (ii) The party in receipt of a Tax Benefit may, at its election, pay the amount of any Tax Benefit to D&B rather than filing amended returns or otherwise reflecting adjustments or taking positions on its Tax Returns. If such an election is made, the party will be treated as having realized a Tax Benefit at the time it would have realized a Tax Benefit had it chosen to file amended returns or otherwise to reflect adjustments or to take positions on its Tax Returns.

                  (d) Tax Benefits Subsequently Denied. If any Tax Benefit realized pursuant to Section 4.3(c)(i) is subsequently denied, then D&B shall refund the amount of any payment for such Tax Benefit within 30 days of its notification by ACNielsen or Cognizant, as the case may be, that a Final Determination has been reached denying the claimed Tax Benefit.

                  SECTION 4.4. Competent Authority Relief. If as a result of any audit of a taxable period beginning prior to the Distribution Date, a Party (or Subsidiary) is required to adjust its income, deductions, credits or allowances under Section 482 of the Code or under similar principles in a foreign jurisdiction, and the payment of additional Taxes in accordance with such a determination allows another Party (or Subsidiary) to obtain competent authority relief as a result thereof, then the

Party eligible to obtain such relief shall: (a) execute or cause to be executed any powers of attorney or other documents necessary to enable the other Party to pursue such relief at its own expense; and (b) cooperate with the other Party and the competent authorities in seeking such relief. If a mutual agreement is reached among the competent authorities, then the Party (or Subsidiary) realizing a Tax Benefit as a result thereof shall pay the amount of such Tax Benefit to the Party (or Subsidiary) for which the Tax liability is correspondingly increased within 30 days of the date such Tax Benefit is realized (within the meaning of Section 4.3(c) of this Agreement). If any Tax Benefit so realized is subsequently denied, then the Party in receipt of payment therefor shall refund the amount of any such payment within 30 days of its notification by the payor that a Final Determination has been reached denying the claimed Tax Benefit.

ARTICLE V. TAX AUDITS, TRANSACTIONS AND OTHER MATTERS

                  SECTION 5.1. Tax Audits and Controversies. In the case of any audit, examination or other proceeding ("Proceeding") brought against any Party (or Subsidiary) with respect to Taxes for which another Party is or may be liable pursuant to this Agreement, the Party subject to such Proceeding shall promptly inform the other Party and shall execute or cause to be executed any powers of attorney or other documents necessary to enable the other Party to take all actions desired with respect to such Proceeding to the extent such Proceeding may affect the amount of Taxes for which the other Party is liable pursuant to this Agreement. Each Party shall have the right to control, at its own expense, the portion of any such Proceeding that relates to Taxes for which such Party is or may be liable pursuant to this Agreement; provided, however, that such Party shall consult with the other Parties with respect to any issue that may affect another Party (or Subsidiary). The Party in control of such Proceeding or any part thereof shall not enter into any final settlement or closing agreement that may adversely affect another Party (or Subsidiary) without the consent of such other Party, which consent may not unreasonably be withheld. Where consent to any final settlement or closing agreement is withheld, the Party withholding consent shall continue or initiate further proceedings, at its own expense, and the liability of the Party in control of such Proceeding shall not exceed the liability that would have resulted from the proposed closing agreement or final settlement (including interest, additions to tax and penalties which have accrued at that time).

                  SECTION 5.2. Cooperation. D&B, ACNielsen and Cognizant shall cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding and each shall execute and deliver such powers of attorney and other documents and make available such information and documents as are necessary to carry out the intent of this Agreement. To the extent such cooperation involves the services of officers, directors, employees, or agents of a Party, such services shall be made available in accordance with Section 2.9 of the Distribution Agreement. Each party agrees to notify the other parties of any audit adjustment that does not result in Tax liability but can reasonably be expected to affect Tax Returns of the other parties or any of their Subsidiaries. Notwithstanding any other provision of this Agreement, if a party (the "Nonperforming Party") fails to give its full cooperation and use its best efforts in the conduct of an audit or other proceeding as provided by this Section 5.2, and such failure results in the imposition of additional Taxes for the period or periods involved in the audit or other proceeding, the Nonperforming Party shall be liable in full for such additional Taxes.

                  SECTION 5.3. Retention of Records; Access. Beginning on the Distribution Date, D&B, ACNielsen and Cognizant shall, and shall cause each of their Controlled Entities to:

                  (a) retain adequate records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns required to be filed by any member of the Old D&B Group or any combination of such members and for any audits and litigation relating to such Tax Returns or to any Taxes payable by any member of the Old D&B Group or any combination of such members; and

                  (b) give to the other parties reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel and premises, for the purpose of the review or audit of such reports or returns to the extent relevant to an obligation or liability of a party under this Agreement and in accordance with the procedures provided in Article IV of the Distribution Agreement. The obligations set forth in these paragraphs 5.3(a) and 5.3(b) shall continue until the final conclusion of any litigation to which the records and information relate or until expiration of all applicable statutes of limitations, whichever is longer.

                  SECTION 5.4. Dispute Resolution. Any dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, shall be resolved in the manner set forth in Article VI of the Distribution Agreement.

                  SECTION 5.5. Confidentiality; Ownership of Information; Privileged Information. The provisions of Article IV of the Distribution Agreement relating to confidentiality of information, ownership of information, privileged information and related matters shall apply with equal force to any records and information prepared and/or shared by and among the Parties in carrying out the intent of this Agreement.

ARTICLE VI. MISCELLANEOUS

                  SECTION 6.1. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than Sections 2.1(j)(i), 2.1(j)(ii), 2.7, 2.10 and 4.5 and Article VI of the Distribution Agreement, which shall prevail over any inconsistent or conflicting provisions in this Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement, this Agreement shall control.

                  SECTION 6.2. Master Tax Allocation Agreement. This Agreement, including the Exhibits and Schedules, shall take precedence over any and all agreements with respect to foreign taxes among members of the D&B Group, the ACNielsen Group, and the Cognizant Group (a "Foreign Tax Agreement"). In the event that any payment is made or other action taken by a member of the D&B Group, the ACNielsen Group, or the Cognizant Group pursuant to any Foreign Tax Agreement and contrary to the terms of this Agreement, then an offsetting indemnity payment shall be made by the appropriate Party to the injured Party to conform with the provisions of this Agreement.

                  SECTION 6.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 6.4. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  SECTION 6.5. Expenses. Except as otherwise set forth in this Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement shall be charged to and paid by D&B. Except as otherwise set forth in this Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date.

                  SECTION 6.6. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                   To The Dun & Bradstreet Corporation:

                   One Diamond Hill Road
                   Murray Hill, NJ 07974
                   Telecopy:  (908) 665-5803

                   Attn: General Counsel

                   To Cognizant Corporation:

                   200 Nyala Farms
                   Westport, CT 06880
                   Telecopy:  (203) 222-4201

                   Attn:  General Counsel

                   To ACNielsen Corporation:

                   177 Broad Street
                   Stamford, CT 06901
                   Telecopy:  (203) 961-3190

                   Attn:  General Counsel

                  SECTION 6.7. Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  SECTION 6.8. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  SECTION 6.9. Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  SECTION 6.10. Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  SECTION 6.11. Termination. This Agreement may be terminated, amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of D&B without the approval of Cognizant or ACNielsen or the stockholders of D&B. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties.

                  SECTION 6.12. Controlled Entities. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Controlled Entity of such party or by any entity that is contemplated to be a Controlled Entity of such party on and after the Distribution Date.

                  SECTION 6.13. Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  SECTION 6.14. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 6.15. Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 6.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  SECTION 6.17. Consent to Jurisdiction. Without limiting the provisions of Section 5.4 hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 6.18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       THE DUN & BRADSTREET CORPORATION

                                            by

                                              ----------------------
                                              Name:
                                              Title:

                                       COGNIZANT CORPORATION

                                            by

                                              ----------------------
                                              Name:
                                              Title:

                                       ACNIELSEN CORPORATION

                                            by

                                              ----------------------
                                              Name:
                                              Title: